UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     At its meeting on August 13, 2007, the Board of Directors of the Company approved amendments to the Foot Locker Supplemental Executive Retirement Plan (the “SERP”). The SERP is an unfunded, nonqualified benefit plan providing for payment of supplemental retirement, death, and disability benefits to certain executive officers of the Company and certain other key employees of the Company and its subsidiaries. The principal amendments to the SERP include:

          • making certain technical changes to bring the SERP into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the final rules and regulations thereunder; and

           • providing for continued medical and dental insurance benefits if a participant is entitled to payment of an Award under the SERP following termination of employment.

     A copy of the SERP, as amended and restated, is attached hereto as Exhibit 10.1 which, in its entirety, is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation of By-laws; Change in Fiscal Year

     At its meeting on August 13, 2007, the Board of Directors of the Company approved an amendment to Article VI, Section 1 of the By-laws to provide that the shares of the corporation shall be represented by certificates or shall be uncertificated shares. A copy of the By-laws, as amended, is attached hereto as Exhibit 3.1, which in its entirety is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3.1	By-laws of Foot Locker, Inc., as amended.

10.1	Foot Locker Supplemental Executive Retirement Plan, Amended and Restated as of January 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: August 16, 2007	By: /s/ Gary M. Bahler
Senior Vice President, General Counsel
And Secretary